Exhibit 99.1

Contact:
Mark C. Layton	Todd Fromer / Lewis Goldberg
Senior Partner and Chief Executive Officer	Investor Relations / Media Relations
Or Thomas J. Madden	KCSA Worldwide
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1233
(972) 881-2900	tfromer@kcsa.com / lgoldberg@kcsa.com
PFSweb Reports Third Quarter Financial Results
Service Fee Revenue Increases 28%
PLANO, Texas, November 10, 2005 — PFSweb, Inc. (Nasdaq:PFSW), a global provider of integrated business process outsourcing (BPO) solutions, today announced financial results for the third quarter ended September 30, 2005.
Net revenue in the third quarter totaled $81.5 million compared to $77.0 million in the same period last year, an increase of 6%. Service fee revenue climbed 28% to $14.9 million in the 2005 third quarter from $11.6 million in the year-earlier period. Product revenue in the third quarter was $62.3 million versus $61.6 million in the same period a year ago.
PFSweb’s net loss for the third quarter ended September 30, 2005 was $453,000, or $0.02 per basic and diluted share, compared to net income of $420,000, or $0.02 per basic and diluted share, in the third quarter of 2004.
Results for the 2005 third quarter include incremental costs of approximately $1.2 million related to the previously announced relocation of two distribution facilities to the new Airways Distribution Center in Southaven, Miss. Excluding these incremental relocation-related costs, the Company’s results would have been net income of $0.7 million, or $0.03 per basic and diluted share, in the 2005 third quarter.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) in the third quarter of 2005 totaled $1.9 million ($3.1 million excluding incremental relocation-related costs) versus $2.1 million in the same period last year. Gross profit increased 19% to $8.8 million from $7.4 million in the third quarter of 2004.
Mark Layton, Chief Executive Officer of PFSweb, said, “I am pleased to report a 28% increase in service fee revenue during the third quarter. We remain on track to achieve strong growth in our service fee revenue for fiscal 2005 and expect to generate further improvement in gross profit from our new business agreements signed last year.”
For the nine months ended September 30, 2005, net revenues totaled $248.2 million compared to $234.5 million in the 2004 nine month period, an increase of 6%. Service fee revenue increased

52% to $45.3 million compared to $29.8 million and product revenue was $189.4 million versus $195.4 million for the nine months ended September 30, 2004.
The Company’s net loss for the nine months ended September 30, 2005 increased to $1.2 million, or $0.05 per basic and diluted share, compared to a net loss of $0.9 million, or $0.04 per basic and diluted share, in the corresponding period in 2004. Excluding year-to-date incremental relocation-related charges of $1.4 million, the Company’s results would have been a net income of $0.2 million, or $0.01 per basic and diluted share, for the first nine months of 2005.
EBITDA for the nine months ended September 30, 2005 climbed 25% to $5.4 million ($6.7 million excluding incremental relocation-related costs) from $4.3 million in the same period last year. Gross profit rose to $24.1 million for the first nine months in 2005 from $21.3 million in the year-earlier period, an increase of 13%.
Thomas Madden, PFSweb Chief Financial Officer, said, “In the third quarter, we realized final costs of $1.2 million related to the relocation of two of our facilities from Memphis to Southaven. The move, completed in September, included higher than expected costs in the third quarter but we expect our streamlined operations to produce greater efficiencies over the long run as we continue to expand our business.”
Layton concluded, “We anticipate continued benefits in the current fourth quarter from new business contracts signed last year. Clearly, 2005 has been a slow year for new contract signings as we focused on larger contracts with blue-chip companies. This strategic shift has lengthened our sales cycle, which has led to challenges in signing new business on a consistent basis.
“For the current fiscal year, we are reiterating our previous guidance of 30% to 40% growth in service fees and an approximate 5% decline in product revenue compared to fiscal 2004. We anticipate a net loss of $0.04 to $0.01 per share in 2005, but excluding the impact of $1.4 million in relocation-related costs, or $0.06 per share, which we believe are not reflective of our core business activities, we remain on target to achieve earnings per share of $0.02 to $0.05 in 2005.
“This is an exciting time for PFSweb. We believe our proposed merger with eCOST.com, announced earlier today with the signing of a non-binding letter of intent, provides substantial long-term growth opportunities for both companies. eCOST’s 1.3 million total customers, broad product offering, merchandising and direct marketing expertise combined with PFSweb’s advanced distribution and fulfillment engine and IT capabilities will bring together the core strengths of both organizations. eCOST’s established consumer direct sales model highly complements our operational infrastructure producing a company with combined revenue for the trailing twelve months ended September 30, 2005 of $528 million.”
PFSweb has scheduled a conference call for Thursday, November 10, 2005 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). To listen to the call, please dial (973) 935-2800, confirmation code: 6699625 at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.

A digital replay of the conference call will be available through November 25, 2005 at (973) 341-3080 pin number 6699625. The replay also will be available at the Company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures EBITDA and Pro Forma EBITDA.
EBITDA, or earnings before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. We present EBITDA because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.
We present Pro Forma EBITDA, which excludes the impact of relocation-related costs, for each period presented because we believe it is useful to provide more comparability when evaluating our operating performance from period to period.
About PFSweb, INC.
PFSweb designs and deploys integrated e-Commerce business infrastructure solutions for Fortune 1000, Global 2000 and leading brand name companies. Seamlessly acting as an extension of a client organization, PFSweb operates critical business functions including product warehousing and inventory management, brand-centric fulfillment, returns management, high-touch call center support, e-Commerce technology and revenue generation services. Specialty services include turnkey customer loyalty program support, continuity program support, multi-channel integration services and value-add services such as gift-wrapping, kitting/assembly and product sample program fulfillment. The company serves a multitude of industries and company types, supporting such clients as CHiA’SSO, FLAVIA(R) Beverage Systems (a division of Mars), Hewlett-Packard (NYSE:HPQ), International Business Machines (NYSE:IBM), Nokia (NYSE:NOK), Pfizer, Inc. (NYSE:PFE), Raytheon Aircraft Company, Rene Furterer USA, ROOTS, The Smithsonian Business Ventures and Xerox (NYSE:XRX), to name a few.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our website at www.pfsweb.com or contact us at 866-ASK-PFSweb.
The matters discussed in this news release (except for historical information) and, in particular, information regarding the merger, estimates, future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of new accounting standards and rules regarding revenue recognition, stock options, and other matters; changes in accounting rules or current interpretation of those rules; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; and our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; whether outstanding warrants issued in a prior private placement will be exercised in the future ; and with respect to the proposed merger, the inability of eCOST.com and PFSweb to reach agreement on definitive terms for, and substantially close, the transaction, and the ability of the companies to successfully integrate their business to achieve the anticipated benefits of the transaction. A description of these factors, as well as other factors, which could affect the Company’s business, is set forth in the Company’s Form 10-K for the year ended December 31, 2004.
In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Product revenue, net	$62,284	$61,561	$189,352	$195,435
Service fee revenue	14,891	11,599	45,274	29,764
Pass-through revenue	4,317	3,857	13,601	9,323

Total revenues	81,492	77,017	248,227	234,522

Costs of revenues:
Cost of product revenue	57,401	58,126	176,651	184,302
Cost of service fee revenue	10,990	7,647	33,860	19,614
Pass-through cost of revenue	4,317	3,857	13,601	9,323

Total costs of revenues	72,708	69,630	224,112	213,239

Gross profit	8,784	7,387	24,115	21,283
Selling, general and administrative expenses	8,441	6,451	23,359	20,493

Income from operations	343	936	756	790
Interest expense, net	532	373	1,325	1,125

Income (loss) from before income taxes	(189)	563	(569)	(335)
Income tax provision	264	143	644	533

Net income (loss)	$(453)	$420	$(1,213)	$(868)

Net income (loss) per share:
Basic	$(0.02)	$0.02	$(0.05)	$(0.04)

Diluted	$(0.02)	$0.02	$(0.05)	$(0.04)

Weighted average number of shares outstanding:
Basic	22,488	21,386	22,349	21,270

Diluted	22,488	23,071	22,349	21,270

EBITDA (B)	$1,938	$2,109	$5,363	$4,299

Pro Forma EBITDA (B)	$3,125	$2,109	$6,744	$4,299

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2004.

(B)	A reconciliation of Net income (loss) to EBITDA and Pro Forma EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income (loss)	$(453)	$420	$(1,213)	$(868)
Income tax provision	264	143	644	533
Interest expense, net	532	373	1,325	1,125
Depreciation and amortization	1,595	1,173	4,607	3,509

EBITDA	$1,938	$2,109	$5,363	$4,299
Relocation-related costs	1,187	—	1,381	—

Pro Forma EBITDA	$3,125	$2,109	$6,744	$4,299

PFSweb, Inc. and Subsidiaries
Consolidated Balance Sheets
(In Thousands, Except Share Data)

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,681	$13,592
Restricted cash	1,409	2,746
Accounts receivable, net of allowance for doubtful accounts of $444 and $504 at September 30, 2005 and December 31, 2004, respectively	45,059	41,565
Inventories, net	38,583	44,947
Other receivables	9,745	8,061
Prepaid expenses and other current assets	3,682	3,349

Total current assets	113,159	114,260

PROPERTY AND EQUIPMENT, net	12,995	14,264
RESTRICTED CASH	150	675
OTHER ASSETS	1,198	1,128

Total assets	$127,502	$130,327

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$20,849	$19,098
Trade accounts payable	58,306	61,583
Accrued expenses	10,224	10,971

Total current liabilities	89,379	91,652

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,551	7,232
OTHER LIABILITIES	1,976	1,517

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized; 22,582,338 and 21,665,585 shares issued at September 30, 2005 and December 31, 2004, respectively; and 22,496,038 and 21,579,285 outstanding at September 30, 2005 and December 31, 2004, respectively	23	22
Additional paid-in capital	58,697	56,645
Accumulated deficit	(30,290)	(29,077)
Accumulated other comprehensive income	1,251	2,421
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	29,596	29,926

Total liabilities and shareholders’ equity	$127,502	$130,327

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations for the Three Months Ended September 30, 2005
(In Thousands)

		Business
		Supplies
		Distributors
	PFSweb, Inc.	Holdings, LLC	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$62,284	$—	$62,284
Service fee revenue	14,891	—	—	14,891
Service fee revenue, affiliate	2,217	—	(2,217)	—
Pass-through revenue	4,368	—	(51)	4,317

Total revenues	21,476	62,284	(2,268)	81,492

COSTS OF REVENUES:
Cost of product revenue	—	57,401	—	57,401
Cost of service fee revenue	11,661	—	(671)	10,990
Pass-through cost of revenue	4,368	—	(51)	4,317

Total costs of revenues	16,029	57,401	(722)	72,708

Gross profit	5,447	4,883	(1,546)	8,784

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,437	2,550	(1,546)	8,441

Income (loss) from operations	(1,990)	2,333	—	343
EQUITY IN EARNINGS OF AFFILIATE	1,135	—	(1,135)	—
INTEREST EXPENSE (INCOME), NET	(49)	581	—	532

Income (loss) before income taxes	(806)	1,752	(1,135)	(189)

INCOME TAX PROVISION (BENEFIT)	(353)	617	—	264

NET INCOME (LOSS)	$(453)	$1,135	$(1,135)	$(453)

A reconciliation of net income (loss) to EBITDA and Pro Forma EBITDA follows:

Net income (loss)	$(453)	$1,135	$(1,135)	$(453)
Income tax expense (benefit)	(353)	617	—	264
Interest expense (income)	(49)	581	—	532
Equity in earnings of affiliate	(1,135)	—	1,135	—
Depreciation and amortization	1,595	—	—	1,595

EBITDA	$(395)	$2,333	—	$1,938
Relocation-related costs	1,187	—	—	1,187

Pro Forma EBITDA	$792	$2,333	$—	$3,125

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets as of September 30, 2005
(In Thousands)

		Business
		Supplies
		Distributors
	PFSweb, Inc.	Holdings, LLC	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,885	$2,796	$—	$14,681
Restricted cash	733	676	—	1,409
Accounts receivables, net	14,712	30,705	(358)	45,059
Inventories, net	—	38,583	—	38,583
Other receivables	—	9,745	—	9,745
Prepaid expenses and other current assets	1,981	1,701	—	3,682

Total current assets	29,311	84,206	(358)	113,159

PROPERTY AND EQUIPMENT, net	12,995	—	—	12,995
NOTE RECEIVABLE FROM AFFILIATE	7,005	—	(7,005)	—
RESTRICTED CASH	150	—	—	150
INVESTMENT IN AFFILIATE	8,050	—	(8,050)	—
OTHER ASSETS	1,198	—	—	1,198

Total assets	$58,709	$84,206	$(15,413)	$127,502

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$5,919	$14,930	$—	$20,849
Trade accounts payable	7,969	50,695	(358)	58,306
Accrued expenses	6,752	3,472	—	10,224

Total current liabilities	20,640	69,097	(358)	89,379

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,551	—	—	6,551
NOTE PAYABLE TO AFFILIATE	—	7,005	(7,005)	—
OTHER LIABILITIES	1,976	—	—	1,976
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	23	—	—	23
Capital contributions	—	1,000	(1,000)	—
Additional paid-in capital	58,697	—	—	58,697
Retained earnings (accumulated deficit)	(30,344)	5,475	(5,421)	(30,290)
Accumulated other comprehensive income	1,251	1,629	(1,629)	1,251
Treasury stock	(85)	—	—	(85)

Total shareholders’ equity	29,542	8,104	(8,050)	29,596

Total liabilities and shareholders’ equity	$58,709	$84,206	$(15,413)	$127,502